EXHIBIT 10.1

                                 PROMISSORY NOTE

                                                        6504 Bridgepoint Parkway
$1,500,000.00                                                      Austin, Texas


Dated: March 29, 2006

     Valence Technology, Inc., a Delaware corporation ("BORROWER"), for value received, hereby promises to pay to the order of Berg & Berg Enterprises, LLC ("LENDER"), in lawful money of the United States of America, the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00).

     1. PRINCIPAL AND INTEREST PAYMENTS; PREPAYMENTS. The outstanding principal balance and accrued interest owing under this Note from March 9, 2006, shall be due and payable in full on June 30, 2006, or such earlier date as may be provided in the Loan Agreement (defined in paragraph 4, below). Interest shall be due on the unpaid principal balance of this Note from time to time at the rates set forth in the Loan Agreement. This Note may, without premium or penalty, be prepaid in whole or in part, prior to the stated maturity date as provided in the Loan Agreement. Any partial prepayment shall be applied first to unpaid accrued interest and the balance, if any, shall be applied to principal. No amount prepaid hereunder may be reborrowed.

     2. CONVERSION RIGHTS. On any trading day (Conversion Date) during the term of this Promissory Note, Lender may convert the outstanding principal balance and accrued interest owing under this Note into shares of common stock of the Borrower by so notifying Borrower. The number of shares that Borrower shall issue to Lender in exchange for the outstanding principal balance and accrued interest owing under this Note, shall be determined by dividing the outstanding principal balance and accrued interest owing under this Note by eighty-five percent (85%) of the average closing bid price of the common stock on the principal market during the five trading days ending on the trading day immediately prior to the Conversion Date (the "CONVERSION PRICE"), PROVIDED HOWEVER, that the Conversion price can be no lower than $2.21, the closing bid price of Borrower's common stock on March 28, 2006. If the number of shares to be issued would create a fractional share of common stock, such fractional share shall be disregarded and the number of shares of common stock issuable shall be rounded to the nearest whole number of shares. Within two Business Days after the Conversion Date, the Company shall cause its Transfer Agent to prepare a certificate in the name of Lender representing the number of shares as determined in accordance with this paragraph. If Lender converts the outstanding principal balance and accrued interest owing under this Note to shares of common stock this Promissory Note shall be satisfied and of no further effect.

     3. PLACE AND MANNER OF PAYMENT. All amounts payable hereunder shall be payable in immediately available funds to Lender at 10050 Bandley Drive, Cupertino, CA 95014, unless another place of payment is specified in writing by Lender. All payments shall be made in immediately available funds.

     4. OTHER AGREEMENTS. This Note evidences indebtedness incurred under that certain Loan Agreement dated October 5, 2001 between Borrower and Lender (as amended from time to time, the "LOAN AGREEMENT"}, and is secured by a security interest granted pursuant to that

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certain Security Agreement between Borrower and Lender (as amended from time to time, the "SECURITY AGREEMENT".) Reference is made to the Loan Agreement and the Security Agreement for a description of the terms and conditions upon which the Note was issued, the rights, limitations of rights, obligations and duties of Borrower and the holder of the Note, and certain definitions of terms, all of which are incorporated herein by reference (and all capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.)

     5. DEFAULT. In the case an Event of Default shall occur, the aggregate unpaid principal balance plus accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

     6. WAIVER; EXPENSES. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and all other demands or notices, and shall pay all Lender Expenses relating to this Note or the enforcement by Lender of its rights hereunder.

     7. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     8. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

                                      * * *

     IN WITNESS WHEREOF, the undersigned has duly executed this Promissory Note as of the first date above written.


                                       VALENCE TECHNOLOGY, INC.,
                                       a Delaware Corporation



                                       By:  /s/ James Akridge
                                           -------------------------------------
                                            James R. Akridge
                                       Its: Chief Executive Officer & President